UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 23, 2012

VERSO PAPER CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6775 Lenox Center Court, Suite 400

Memphis, Tennessee 38115-4436

(Address of principal executive offices) (zip code)

(901) 369-4100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Verso Paper Corp., or “Verso,” held its 2012 Annual Meeting of Stockholders on May 23, 2012. At the meeting, Verso’s stockholders (1) elected Thomas Gutierrez, Eric L. Press and L.H. Puckett, Jr., to serve as Class I directors of Verso for a term of three years; (2) approved Verso’s Amended and Restated 2008 Incentive Award Plan; (3) approved Verso’s 2012 Bonus Plan; and (4) ratified the appointment of Deloitte & Touche LLP as Verso’s independent registered public accounting firm for the year ending December 31, 2012. The proposals are described in detail in Verso’s proxy statement dated April 19, 2012. The tabulation of votes cast with respect to each proposal is as follows:

1.	Election of three Class I directors of Verso to serve for a term of three years:

Nominee	For	Withhold	Broker Non-Votes

Thomas Gutierrez	45,005,917	139,078	5,131,034
Eric L. Press	43,050,431	2,094,564	5,131,034
L.H. Puckett, Jr.	45,005,617	139,378	5,131,034

Stockholders were not provided the option to abstain from voting on this proposal.

2.	Approval of Verso’s Amended and Restated 2008 Incentive Award Plan:

For	Against	Abstain	Broker Non-Votes

44,952,354	159,491	33,150	5,131,034

3.	Approval of Verso’s 2012 Bonus Plan:

For	Against	Abstain	Broker Non-Votes

43,231,471	1,882,618	30,906	5,131,034

4.	Ratification of the appointment of Deloitte & Touche LLP as Verso’s independent registered public accounting firm for the year ending December 31, 2012:

For	Against	Abstain

50,035,994	8,700	231,335

There were no broker non-votes on this proposal.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2012

VERSO PAPER CORP.

By:	/s/ Peter H. Kesser
Peter H. Kesser
Senior Vice President and Secretary